SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-NASHUA CORPORATION

                    GAMCO INVESTORS, INC.
                                10/22/02            3,600             7.1944
                                10/16/02            1,000             7.0000
                                10/15/02            2,500             7.1700
                                10/11/02            2,000             7.3150
                                10/10/02              500-            7.0500
                                10/02/02              500             7.0260
                                 9/04/02              100             8.9000
                                 8/30/02            3,000             8.6133
                                 8/29/02            3,000             8.6333
                                 8/28/02           10,900             8.9574
                                 8/27/02            5,500             8.5689
                                 8/23/02            2,000             7.3325


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.